UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[] Preliminary Proxy Statement
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[ ] Soliciting Material Pursuant to Rule 14a-12

TITAN TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PROXY STATEMENT

TITAN TECHNOLOGIES, INC.
3206 Candelaria, N.E.
Albuquerque, New Mexico 87107

PERSONS MAKING THIS SOLICITATION

         The Board of Directors (the "Board") of Titan Technologies, Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held on December 21, 2007, at the Company’s principal office at 3206 Candelaria NE, Albuquerque, NM 87107 at 9:00 am, New Mexico time, and at any postponement(s) or adjournment(s) of the Annual Meeting.

METHOD OF SOLICITATION

         Solicitation will be made primarily by mail, commencing on or about November 21, 2007, but may also be made by telephone or oral communications by directors, officers and employees of the Company. The Company estimates that the total amount to be spent in connection with this solicitation, excluding salary paid to officers and regular employees, will be approximately $10,000, most of which has will have been spent through the date of mailing of this proxy material to you. The Company will pay all costs of all solicitation efforts.

PROXIES AND VOTING AT THE MEETING

         On October 10, 2007, there were 46,790,877 shares of common stock issued and outstanding. This does not include 2,000,000 shares that were issued in the name of Wolfgang Reiger Gesellschaft that were canceled upon termination of the Company's interest in an Austrian plant. Mr. Reiger was arrested prior to the certificate being returned to the Company and the certificate has yet to be  located. The transfer agent has been notified to seize the certificate if presented to it by any source for transfer. These 2,000,000 shares will not be counted for any purpose at the shareholder's meeting. A majority of the shares issued and outstanding on the record date, in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on October 10, 2007 are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number will be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies.

         Unless other instructions are given, votes will be cast:

       1.For the election of Management's three nominees for election to the Board of Directors presented later in this Proxy Statement. To be elected as a director, a nominee must receive the votes of a majority of the shares represented at the Meeting. Each Management Nominee has affirmed his availability and willingness to serve as a Company director when elected.

       2.For the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting. The approval by a majority of the shares present at the meeting, in person and by proxy, is required to pass such business.

To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.  To be passed any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.

Election inspectors will be appointed at the meeting. Such inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. Any person who is not the record owner or voting under authority granted by the record owner can vote no shares of the Company's stock.

All returned proxies are counted toward the required quorum and/or the required majority of shares present at the meeting for election of directors. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents FOR Management's Nominees and, in the agents' discretion, on any other matter coming before the meeting.

Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy that is not revoked will be voted at the Meeting.

The Annual Meeting will be conducted in accordance with an agenda, which will be conspicuously posted at the Annual Meeting. Participation at the meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. The Meeting will start promptly at 9:00 a.m.

ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect three Directors to each serve until the next annual or special meeting of shareholders at which directors are elected. The Board of Directors of the Company has nominated Ronald L. Wilder, Ronald E. Allred and Dana J. Finley to be Management's slate of candidates. Each person nominated is currently a Director and is running for the seat he currently holds. The Company's nominees have consented to be nominated and to serve if elected.

DIRECTORS AND EXECUTIVE OFFICERS

Ronald L. Wilder, who is 71 years of age, has been the President and Chief   Operating Officer of the Company since 1992, has been a director of the Company since 1986 and has been the Company's Treasurer and Chief Financial Officer since April 1998.  Mr. Wilder attended the University of Southern California from 1954 to 1957 where he studied geology.  He served as President and a director of Solar Age Industries, Inc. from 1978 to 1986. Prior to being employed by Solar Age Industries, Inc., Mr. Wilder owned and or operated public or private corporations in the cattle, Indian art and financial service businesses.

Dr. Ronald E. Allred was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Dr. Allred is 60 years of age and holds a BS degree in Chemistry and a MS degree in Nuclear Engineering from the University of New Mexico and a Sc.D. degree in Polymerics from MIT. He was employed by Sandia National Laboratory as a Technical Staff member from July 1969 to August 1986. From December 1986 to January 1991, he was employed, as the director of the Material Department of PDA Engineering in Costa Mesa, California, and since January 1991 has been the owner of Adherent Technologies, Inc. in Albuquerque, New Mexico.

Dana J. Finley who is 60 years old and was elected to the Company’s board of directors by the Company’s shareholders in December 2003.  Mr. Finley holds a BS degree from the University of New Mexico.  He was employed by Adherent Technologies as a research and development engineer from September 1999 to October 2000.  From October 2000 to October 2001 he was employed at Intel Corporation as a ramp engineer.  Mr. Finley has been an engineer with Titan Technologies since October 2001 and from 1992-1999 prior to his employment at Adherent Technologies.

Robert S. Simon, who is 61, has been the Company’s Secretary since December 30, 1998 and the Company’s Corporate Counsel since September 22, 2001. Mr. Simon holds a BBA in finance and JD degree from the University of Texas and a MBA degree from Texas Christian University. Mr. Simon has practiced law and served as Corporate of the Company for the last five years.

No family relationship exists between any of the Company's officers and directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company's Common Stock is its only class of voting securities outstanding. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment thereof.  As of the Record Date there were 46,790,877 shares outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter coming before the Meeting. Since the Record Date the Company has issued 11,000 shares which will not be entitled to vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date the beneficial ownership of the Company's common stock by each nominee and by all officers and Directors as a group. For purposes of computation of the percentages of Ownership, shares underlying all issued options have not been included. The information as to beneficial stock ownership is based on data furnished by each person without any investigation by the Company into beneficial ownership of each shareholder.  Each person has sole voting and investment power as to all shares unless otherwise indicated.

NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. There are no unexercised stock options now held by 5% shareholders that are now issued or outstanding. Certain officers and Directors hold issued and outstanding and immediately exercisable options for the purchase of shares of the Company's common stock (see "Certain Transactions") that have been included in the computation of the percentage of shares that are owned by officers and directors. The Company may issue additional stock options in the future as circumstances dictate.

(1)	(2)	(3)		(4)
	Name and	Amount and
	Address of	Nature of
	Beneficial	Beneficial		Percent
Title of Class	Owner	Ownership		of Class

No Par	Ronald L. Wilder	301,350	(direct)(1)
Value Common	3206 Candelaria, NE	1,256,500	(indirect)(2)	2.69
	Albuquerque, NM 87107

No Par	Dr. Ronald E. Allred	216,000	(direct)	**
Value Common	9621 Camino del Sol, NE	995,000	(indirect)(3)	2.13
	Albuquerque, NM 87111

No Par	Dana J. Finley	125,000	(direct)(1)	**
Value Common	13412 Circulo Largo NE
	Albuquerque, NM 87112

No Par	Robert S. Simon	433,302	(direct)(4)	**
Value Common	401 Coors, NW
	Albuquerque, NM 87120

No Par value	Officers and Directors	1,075,652	(direct)	2.27
Common Stock	(Four persons)	2,251,500	(indirect)	4.84

		3,327,152		7.11

Footnotes to table:

1) Does not include an option to purchase 300,000 shares that may be immediately exercised.

2) Shares are owned by Mr. Wilder's family members who look to Mr. Wilder for advice in voting their shares.

3) 175,000 shares are owned by Dr. Allred's family members and 820,000 shares are owned by Adherent Technologies, Inc.

4) Does not include an option to purchase 150,000 shares that may be immediately exercised, subject to shareholder approval.

** Less than one percent.

         Persons owning 5% or more of the Company no par value common stock:

The only persons known by the Company to own 5% or more of its issued and outstanding no par value common stock are the following:
(1)	(2)	(3)		(4)
	Name and	Amount and
	Address of	Nature of
	Beneficial	Beneficial		Percent
Title of Class	Owner	Ownership		of Class

No Par	Cyrene Inman	2,500,000	(direct)(1)	5.34
Value Common	700 Mullen Road, NW
	Albuquerque, NM 87123

	Colonel Walter Long, Ret.	2,611,346	(direct)(1)	5.58
	9432 Tasco Dr. NE	490,000	(indirect)	1.04
	Albuquerque, NM 87111			6.63
________________

1) Neither Mrs. Inman nor Colonel Long has any affiliation with the Company resulting from their stock ownership.

Meetings of the Board:

The Board held two meetings during the last fiscal year and all directors were in attendance at those meetings. The board also acts in an informal way and conducts its business through consent meetings following such telephonic discussions as each director feels may be necessary for him to have an understanding of the proposals to which his consent may be requested. During the last fiscal year, the Directors had one consent meetings. Formal minutes are only prepared to memorialize significant transactions.

The Board has no audit, nominating, compensation committee, internal control or other committees.

Compliance with section 16(a) of the Exchange Act.

The Exchange Act of 1934, as amended, requires that each officer and each director file certain reports with the Securities and Exchange Commission to inform the Commission and the public of the number of shares owned by the officer or director, both directly and indirectly, at all times.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Over the past three years, the Company's executive officers were paid as follows:

	Annual Compensation		Long Term Compensation

(a)	(b)	(c)	(d)
Name			Securities
and			Underlying
Principal			Options
Position	Year	Salary($)	SARO

Ronald L. Wilder	2005	$42,000	300,000 shares
President and COO	2006	$42,000
	2007	$42,000

Dr. Ronald Allred (3)	2005	--
Director	2006	--
	2007	--

Dana J. Finley (1)	2005	$68,400	300,000 shares
	2006	$68,400
	2007	$68,400

Robert S. Simon (1) (2)	2005	$18,000	150,000 shares
Secy.	2006	$18,000
	2007	$18,000
_______________

(1)    Mr. Simon serves as the Company's General Counsel and is compensated for his legal services at the rate of $1,500 per month. Mr. Simon is currently employed on a month to month basis.  On October 25, 2004 the Company’s Board of Directors granted Mr. Simon a ten year option to purchase 150,000 shares of the Company's common stock at an exercise price of $0.12 per share, the market price of the shares on the date of the grant.

(2)    The Company and Dr. Allred and Adherent Technologies, Inc. have entered into a consulting agreement through which Dr. Allred and Adherent will be compensated from the revenue and earnings of the Company. In addition, the Company sold Dr. Allred 1,000,000 shares of its common stock for $0.01 per share during 2001. See "Certain Transactions." Dr. Allred received no compensation during the 2004 fiscal year for his services to the Company as a Director.

There has never been any bonus or long term compensation of any kind to any officer or director. In the future, the Registrant's employees, including the Registrant's officers, may also receive such bonuses and salary increases as the Board of Directors, in its sole discretion, may award. The Registrant may in the future grant cost-of-living or merit increases, even though such increases are not currently contemplated. The Registrant presently has no retirement, bonus, profit sharing, or other cash compensation plan. The Registrant issued Incentive Stock Options totaling 1,350,000 shares to five employees on October 25, 2004 subject to shareholder approval at this Annual Shareholder Meeting.

Other than what is discussed in this Proxy Statement, the Registrant has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, directors or employees other than the Company’s 2004 Employee Incentive Stock Plan (see below) and there are currently no plans, arrangements, commitments or understandings with respect to the establishment of any such program.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

The Company’s Board of Directors adopted and the Shareholders approved the 2004 Employee Incentive Stock Option Plan that granted stock options to the five employees identified in Security Ownership of Certain Beneficial Owners.  Each option grants the holder the right to purchase all or part of the option, for a period of ten years from October 25, 2004, so long as an individual is an employee or within three months of termination of employment.  The Company’s Board of Directors issued Incentive Stock Options to employees on October 25, 2004 at an exercise price of $0.12 per share, 100% of the closing market price of the stock on the date of grant.

None of the options have been exercised as of October 10, 2007.  The options will expire on October 25, 2014.  See “Certain Transactions”.  The five persons who were granted Options had previously been granted options in 1998, for five years that expired in 2003.

CERTAIN TRANSACTIONS

1.           As of December 1, 1999, the Company entered into a consulting agreement with Dr. Allred and Adherent Technologies related to all of the various applications of the Company's technology. The following discussion of  the terms of that agreement is not a complete discussion of all of the terms and conditions of the agreement. A copy of the agreement and the amendment thereto discussed below are on file with the Securities and Exchange Commission as an exhibit to the Company Form 10-KSB Annual Report for the fiscal year ended July 31, 2000.

Dr. Allred and Adherent agreed: (i) to act as a consultant to the Company in all phases of its marketing effort, and (ii) to aid and assist in the design, development, implementation and construction of applications of the Company's recycling technology. The agreement also contains non-compete provisions and after-developed technology provisions.

The Company agreed that Dr. Allred and Adherent Technologies will be compensated in the following way: (i) to share with the consultants on a 50-50 basis of the net proceeds received by the Company as income resulting from the sale and/or licensing of product, process, plant, technology, or otherwise, of its technology related to feedstock other than those for tires, including composites, electronics, plastics and automotive scrap. It was agreed that the consultants would share the revenue received by the Company from its tire technology on the following basis: (ii) 5% of the first $2,000,000; (iii) 3% of the revenue from $2,000,000 to $5,000,000; (iv) 2% of the revenue from $5,000,000 to $10,000,000; and (v)1% of all revenue in excess of $10,000,000. In addition, Dr. Allred and Adherent were allowed to purchase 1,000,000 shares of common stock for $10,000.

The agreement may be terminated for cause thereby ending the compensation arrangement. The agreement may be terminated by either party upon 30 days written notice, but the compensation, non-compete and confidentiality provisions of the agreement shall continue after such termination.

2.     Between the end of the fiscal year ended on July 31, 2007, and October 10,    2007, the Company has privately placed 58,938 shares of its common stock.

LEGAL PROCEEDINGS

             At the date of this report, there are no known legal proceedings pending or threatened against Titan or against any director or officer of the Registrant in their capacity as such.

INDEPENDENT PUBLIC ACCOUNTANTS

There have been no changes or disagreements with Stark Winter Schenkein, & Co., LLP of the kind described in Item 304 of Regulation S-K at any time during Registrant’s two (2) most recent fiscal years.

Stark Winter Schenkein and Co, LLP has rendered auditing services for the Registrant since February 18, 2003, including performing the audit of the Company's financial statements included in the Annual Report to Shareholders and Annual Report on Form 10-KSB. A representative of Stark Winter Schenkein and Co, LLP will be available by telephone at the Annual Meeting, to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

Audit Fees:

The aggregate amount of fees billed in each of the last two fiscal years for professional services rendered by Stark Winter Schenkein & Co., LLP, the Company’s principal accountants, for the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB or services that are normally provided by Stark Winter Schenkein in connection with statutory and regulatory filings or engagements was $ 18,910  in fiscal 2006 and $18,590 in fiscal 2007.

Audit Related Fees:

The aggregate amount of fees billed in each of the last two fiscal years for assurance and related services by Stark Winter Schenkein that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Item 9(3) of Schedule 14A was $0 in fiscal 2006 and $0 in fiscal 2007.

Tax Fees:

The aggregate amount of fees billed in each of the last two fiscal years for professional services rendered by Steve Estrada , CPA for tax compliance, tax advice, and tax planning was $1442 in fiscal 2006 and $15,378 in 2007.

All Other Fees:

The aggregate amount of fees billed in each of the last two fiscal years for products and services provided by Stark Winter Schenkein, other than services reported in Item 9(e)(3) or Schedule 14A, was $0 in fiscal 2006 and $0 in fiscal 2007.

Pre-Approval Policies and Procedures:

The Company does not have an audit committee.  In audit matters, the Company acts through its board of directors.  The Pre-Approval Policies and Procedures followed by the Board of Directors include a review the timeliness and quality of past services and bills as well as a review of the cost for similar services provided by qualified audit and tax firms in Albuquerque, New Mexico with a view to determining the fairness of the services rendered and the fees billed by Stark Winter Schenkein.

% of Stark Winter Schenkein contribution:

The percentage of hours expended on Stark Winter Schenkein’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than Stark Winter Schenkein’s full-time, permanent employees was 0%.

PROXY MATERIALS FOR NEXT ANNUAL MEETING

Shareholder proposals for consideration at the next Annual Meeting, which the company expects to hold in December 2008 must be received by the Company no later than August 31, 2008. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

OTHER BUSINESS

The Board knows of no other business, which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

By Order of the Board of Directors

Robert S. Simon
Secretary
Albuquerque New Mexico
November 16, 2007

ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 2007, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON OCTOBER 10, 2007. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO RONALD L. WILDER, PRESIDENT, TITAN TECHNOLOGIES, INC., 3206 CANDELARIA ROAD, N.E., ALBUQUERQUE, NEW MEXICO 87107.